I-Minerals Inc. Suite 880 - 580 Hornby Street Vancouver, BC, V6C 3B6 Phone: 604.303.6573 Fax: 604.684.0642 Email: info@imineralsinc.com

I-Minerals Inc. receives TSX Venture Exchange acceptance for new loan agreement

Vancouver, B.C. – March 10, 2015 - I-Minerals Inc. (TSX.V: IMA; OTCQX: IMAHF) (the “Company”) announces that it has received acceptance from the TSX Venture Exchange (the “Exchange”) for the new loan agreement with a company controlled by Allen Ball, a director of the Company, pursuant to which up to $4,463,000 U.S. will be advanced to the Company in tranches, as originally announced on February 19, 2015.  These advances are to be considered secured loans bearing interest at the rate of 12% per annum calculated and paid semi-annually from the date of each advance – as disclosed in the Company’s February 19, 2015 news release, the interest may also be payable in shares at the lender’s election.

As additional consideration for such advances, up to 1,889,095 bonus shares and up to 1,889,095 bonus warrants may be issued to the lender, representing 7.5% of the amount of the advances as provided for in Exchange Policy 5.1 divided by the $0.22 “market price” of the Company’s shares (as defined in Exchange Policy 1.1) as of February 18, 2015.  Each bonus warrant will entitle the holder to purchase one common share of the Company at a price equal to the greater of:

(a)	the “market price” of the Company’s shares (as defined in Exchange Policy 1.1) as of the close of business on the date of the advance in question; and

(b)	the volume weighted average trading price of the Company’s shares over the 20 trading days prior to the date of said advance; but

(c)	subject to a minimum exercise price of $0.22 Cdn. per share, as provided for in Exchange Policy 5.1;

for a period expiring on the earlier of:

(d)	December 1, 2018; and

(e)	the date the amount of the advance, together with all accrued interest thereon, has been repaid in full.

The Company is also pleased to announce that it has registered its common shares under section 12 of the United States Securities Exchange Act of 1934, as amended.  Going forward, the Company will file, among other things, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the Securities and Exchange Commission.

About I-Minerals Inc.

I-Minerals is developing multiple deposits of high purity, high value halloysite, quartz, potassium feldspar and kaolin at its strategically located Helmer-Bovill property in north central Idaho.  A 2014 Prefeasibility Study on the Bovill Kaolin Deposit completed by SRK Consulting (USA) Inc. highlights the potential of the Helmer-Bovill property’s Bovill Kaolin deposit: after tax NPV6 of $212 million; 30.5% IRR; 3 year payback and $72.7 million initial CAPEX; $84 million CAPEX including life of mine sustaining capital over a 25 year mine life.  Ongoing development work is focused on moving the project towards production.

I-Minerals Inc.

Per:  “Thomas M. Conway”

Thomas M. Conway,
President & CEO

The securities referred to in this news release have not been, nor will they be, registered under the United States Securities Act of 1933, as amended, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons absent U.S. registration or an applicable exemption from the U.S. registration requirements.  This news release does not constitute an offer for the sale of securities, nor a solicitation for offers to buy any securities.  Any public offering of securities  in the United States must be made by mean of a prospectus containing detailed information about the company and management, as well as financial statements.

Contact:	Barry Girling	Paul J. Searle, Investor Relations
	877-303-6573 or 604-303-6573 ext. 102	877-303-6573 or 604-303-6573 ext. 113
	Email: info@imineralsinc.com Or visit our website at www.imineralsinc.com	Email: psearle@imineralsinc.com

NEITHER THE TSX VENTURE EXCHANGE NOR ITS REGULATION SERVICES PROVIDER (AS THAT TERM IS DEFINED IN THE POLICIES OF THE TSX VENTURE EXCHANGE) ACCEPTS RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS NEWS RELEASE.

This News Release includes certain "forward looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. Without limitation, statements regarding potential mineralization and resources, exploration results, and future plans and objectives of the Company are forward looking statements that involve various risks. Actual results could differ materially from those projected as a result of the following factors, among others: changes in the world wide price of mineral market conditions, risks inherent in mineral exploration, risk associated with development, construction and mining operations, the uncertainty of future profitability and uncertainty of access to additional capital.